UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2017

DORCHESTER MINERALS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-50175	81-0551518
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

3838 Oak Lawn, Suite 300, Dallas, Texas 75219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (214) 559-0300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

                                                  Emerging growth company     [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01	Other Events.

As previously reported, Buford P. Berry, an independent manager on the board of managers (the “Board”) and member of the Advisory Committee of Dorchester Minerals Management GP LLC (the “General Partner”), the general partner of the general partner of Dorchester Minerals, L.P. (the “Partnership”), passed away on October 2, 2017. Following Mr. Berry’s passing, the number of members of the Advisory Committee, which also serves as the audit committee and the compensation committee of the General Partner, was reduced from three to two resulting in non-compliance with NASDAQ Stock Market LLC (“Nasdaq”) Listing Rules 5615(a)(4)(C) and 5605(c)(2)(A), which require an audit committee to consist of at least three members, each of whom is independent. The Partnership notified Nasdaq of Mr. Berry’s passing and resulting non-compliance on October 4, 2017. On October 6, 2017, the Partnership received a letter from Nasdaq acknowledging the Partnership’s non-compliance and provided a cure period for the non-compliance.

On November 29, 2017, Allen D. Lassiter was appointed to the Board and the Advisory Committee. On December 1, 2017, the Partnership received a letter from Nasdaq which acknowledged the appointment of Mr. Lassiter and stated the Partnership is now compliant with Listing Rule 5605(c)(2), and the matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORCHESTER MINERALS, L.P. Registrant by Dorchester Minerals Management LP its General Partner, by Dorchester Minerals Management GP LLC its General Partner

Date: December 7, 2017
	By:	/s/ William Casey McManemin
William Casey McManemin Chairman and Chief Executive Officer